Execution Version

FIRST AMENDMENT TO MARGIN LOAN AND SECURITY AGREEMENT

This First Amendment to Margin Loan and Security Agreement (this “Amendment”) is executed as of October 6, 2022, by and between Western Asset High Income Fund II Inc., a Maryland corporation registered as a diversified, closed-end management investment company (“Borrower”), and Bank of America, N.A. (“Lender”).

WHEREAS, Borrower and Lender have previously entered into that certain Margin Loan and Security Agreement dated as of May 6, 2022 (the “Loan Agreement”); and

WHEREAS, Borrower and Lender have agreed to make certain amendments to the Loan Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Loan Agreement is hereby amended and modified as follows:

Section 1. Definitions. All capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Section 2. Amendments to Loan Agreement. The reference to “75%” in clause (iv) of the definition of Corporate Bond set forth on Schedule I of the Loan Agreement is hereby deleted and replaced with “70%”.

Section 3. Conditions to this Amendment. This Amendment shall be effective upon satisfaction of the following conditions precedent.

(a) The Lender shall have received duly executed counterparts of this Amendment.

(b) No Default or Event of Default shall exist under the Loan Documents or would result from the execution of this Amendment.

(c) The representations and warranties of Borrower contained in Article IV of the Loan Agreement shall be true and correct in all material respects as of the date hereof.

Section 4. Acknowledgment, Ratification and Reaffirmation of Obligations. Borrower hereby acknowledges and reaffirms its Obligations under the Loan Agreement and the other Loan Documents, as modified by this Amendment, and ratifies and confirms the continued effectiveness of the Loan Agreement and the other Loan Documents, as modified by this Amendment. Except as modified hereby, the Loan Agreement and each of the other Loan Documents remains unmodified and in full force and effect and the valid, binding and enforceable obligations of Borrower, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity. All terms, covenants and conditions of the Loan Agreement and the other Loan Documents, in each case as amended by this Amendment, arc hereby ratified and confirmed in all respects by Borrower.

Section 5. No Claims; Offsets or Defenses. Borrower hereby acknowledges and agrees that, as of the date hereof, no such party has any existing defenses (other than the defenses of actual payment and performance), counterclaims, offsets, cross-complaints, causes of action, claims or demands of any kind or nature whatsoever, in each case with respect to causes of action, claims or demands known to such party as of the date hereof, against Lender, any loan participant, any servicer or any of their respective affiliates (including, without limitation, any usury or lender liability claims or defenses) arising out of the Obligations or the Loan Documents or, in connection with the Obligations. Borrower further acknowledges that any such claim is hereby, fully, finally and irrevocably released by Borrower.

Section 6. No Oral Modification. This Amendment may not be amended except pursuant to a written agreement executed by all of the parties hereto.

Section 7. Binding Upon Successors and Assigns. This Amendment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns under the Loan Agreement, as amended hereby.

Section 8. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

Section 9. Validity of Provisions. Any provision of this Amendment which may prove unenforceable under law shall not affect the validity of the other provisions hereof.

Section 10. Conflicting Provisions. In the event of any conflict between this Amendment and the terms of the Loan Agreement or any of the other Loan Documents, the terms of this Amendment shall govern and control.

Section 11. No Waiver. Nothing contained in this Amendment shall be construed as a waiver by Lender of (i) any rights or remedies available to Lender pursuant to the Loan Agreement or any of the other Loan Documents or (ii) any past, present or future breach or default on the part of Borrower under the Loan Agreement or the other Loan Documents.

Section 12. Authorization and Power. Borrower has the full power and requisite authority to execute, deliver and perform its obligations under this Amendment and any other document executed by Borrower in connection herewith and is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and fully perform its obligations under this Amendment.

Section 13. Valid and Binding Obligations. This Amendment constitutes legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

Section 14. Consents, Etc. No consent, approval, authorization or order of any court or Governmental Authority or any third party is required in connection with the execution and delivery by Borrower of this Amendment or to consummate the transactions contemplated hereby, which consent has not been obtained.

Section 15. Conforming Modifications. This Amendment modifies and amends the Loan Agreement and the other Loan Documents. This Amendment shall constitute a “ Loan Document” as that term is defined in the Loan Agreement. References made in the Loan Agreement or any Loan Document to any other Loan Document shall be to such documents as modified by this Amendment (as applicable) and references therein to terms defined in the Loan Agreement or the other Loan Documents shall be to terms defined therein as modified by this Amendment (as applicable). Except as specifically modified and amended hereby, all other terms, conditions, and covenants contained in the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the valid, binding and enforceable obligations of Borrower, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors generally, and general principles of equity.

Section 16. Counterparts; Electronic Signatures. This Amendment may be executed in one or more counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of: (a) an original manual signature; (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the Federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 17. Further Assurances. Borrower agrees to execute, acknowledge, deliver, file, record and publish, at its sole cost and expense, such further reasonable certificates, amendments, legal opinions, instruments and documents, and do all such other reasonable acts and things as may be required by law, or as may be reasonably requested by Lender from time to time, to carry out the intent and purposes of this Amendment.

Section 18. Governing Law. This Amendment shall be subject to the provisions of Section 8.07 of the Loan Agreement.

Section 19. Entire Agreement. This Amendment, the Loan Agreement, the other Loan Documents and the documents executed and delivered by Borrower in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof, and all understandings (oral or written) and agreements heretofore had among the parties are merged in or contained in this Amendment and such documents.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written Above.

BORROWER:

WESTERN ASSET HIGH INCOME FUND II INC.

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and CEO

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Michael Balbick
Name:	Michael Balbick
Title:	Director

Signature Page to First Amendment to Margin Loan and Security Agreement